As filed with the Securities and Exchange Commission on October 25, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANNTAYLOR STORES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	13-3499319
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7 Times Square New York, New York	10036
(Address of Principal Executive Office)	(Zip Code)

ANNTAYLOR STORES CORPORATION

2003 EQUITY INCENTIVE PLAN, AS AMENDED

(Full Title of the Plan)

Barbara K. Eisenberg, Esq.

Executive Vice President, General Counsel and Secretary

AnnTaylor Stores Corporation

7 Times Square

New York, New York 10036

(Name and Address of Agent For Service)

(212) 541-3300

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (4)
AnnTaylor Stores Corporation Common Stock, par value $0.0068 per share pursuant to 2003 Equity Incentive Plan, as amended	123,161(2)	$28.49	$3,508,856.89	$375.45
	385,950(2)	$35.49	$13,697,365.50	$1,465.62
	3,500(2)	$37.49	$131,215.00	$14.04
	30,000(2)	$37.72	$1,131,600.00	$121.08
	15,000(2)	$37.85	$567,750.00	$60.75
	1,000(2)	$38.40	$38,400.00	$4.11
	30,000(2)	$39.38	$1,181,400.00	$126.41
	5,000(2)	$43.65	$218,250.00	$23.35
	6,000(2)	$39.58	$237,480.00	$25.41
	1,600,389(3)	$41.62	$66,608,190.18	$7,127.08

Total	2,200,000		$87,320,507.57	$9,343.29	(5)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without consideration which results in an increase in the number of the Registrant’s shares of outstanding Common Stock.

(2)	Represents shares issuable upon the exercise of options previously granted under the AnnTaylor Stores Corporation 2003 Equity Incentive Plan, as amended (the “2003 Plan”).

(3)	Represents shares authorized for future grant under the 2003 Plan.

(4)	The registration fee has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon, in the case of options previously granted, the stated exercise price of such options, and, in the case of shares still available for grant, based upon $41.62, the average of the reported high and low sale prices of shares of the Registrant’s Common Stock on October 18, 2006.

(5)	Represents the Proposed Maximum Aggregate Offering Price multiplied by $0.000107.

EXPLANATORY NOTE

AnnTaylor Stores Corporation (the “Registrant”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register the issuance of up to 2,200,000 additional shares of its common stock, par value $0.0068 per share (“Common Stock”) in connection with an amendment to the 2003 Equity Incentive Plan (the “2003 Plan”) which increased the overall number of shares available for awards under the 2003 Plan by such amount.

This registration statement is filed for the purpose of registering additional securities of the same class as those registered under a currently effective registration statement on Form S-8, originally filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2003 (File No. 333-105914). The original registration statement registered an aggregate of 2,200,000 shares of Common Stock (which amount was automatically increased to 3,300,000 pursuant to Rule 416 of the Securities Act as a result of a 3 for 2 stock split of the Registrant’s Common Stock which occurred in May 2004) under the 2003 Plan, the contents of such original registration statement, including any amendments thereto or filings incorporated therein, are incorporated herein by reference. On March 23, 2006, the Registrant filed with the Commission a definitive Proxy Statement (File No. 001-10738), which included a proposal for stockholder approval to increase the overall number of shares available for awards under the 2003 Plan by 2,200,000 shares of Common Stock, which proposal was approved by the Registrant’s stockholders on April 27, 2006.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission are incorporated herein by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006, filed March 23, 2006.

•	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended April 29, 2006 and July 29, 2006.

•	The Registrant’s Current Reports on Form 8-K dated March 14, 2006, April 10, 2006, April 27, 2006, May 3, 2006, and May 11, 2006.

•	The Registrant’s Proxy Statement, dated March 23, 2006, relating to the Registrant’s 2006 Annual Meeting of Stockholders.

•	The description of the Common Stock of the Registrant set forth in the Registrant’s Registration Statement on Form 8-A, dated May 15, 1991, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description.

•	The Registrant’s Registration Statement on Form S-8 filed June 6, 2003.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Not applicable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation of AnnTaylor Stores Corporation. Incorporated by reference to Exhibit 3.1 to the Form 10-Q of AnnTaylor Stores Corporation for the Quarter ended April 29, 2006, filed on June 7, 2006.

4.4	By-laws of AnnTaylor Stores Corporation, as amended through August 18, 2005. Incorporated by reference to Exhibit 3.1 to the Form 8-K of AnnTaylor Stores Corporation filed on August 24, 2005.

4.5	Amended and Restated Rights Agreement, dated as of May 1, 2001, between AnnTaylor Stores Corporation and Mellon Investor Services LLC, as Rights Agent. Incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A/A No. 1, filed on May 24, 2001.

4.6	AnnTaylor Stores Corporation 2003 Equity Incentive Plan, as amended as of March 9, 2006, incorporated by reference to Exhibit 10.2 to the Form 8-K of AnnTaylor Stores Corporation, filed on May 2, 2006.

*23.1	Consent of Deloitte & Touche LLP

*24.1	Powers of Attorney (included on signature page).

*	Filed electronically herewith.

ITEM 9.	UNDERTAKINGS

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 24th day of October, 2006.

ANNTAYLOR STORES CORPORATION

By:	/s/ Kay Krill
	Name:	Kay Krill
	Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Kay Krill, Barbara K. Eisenberg and James M. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated.

Name	Title	Date
/s/ Kay Krill	President, Chief Executive Officer and Director (Principal Executive Officer and Director)	October 24, 2006
Kay Krill

/s/ James M. Smith	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 24, 2006
James M. Smith

Name	Title	Date

/s/ Ronald W. Hovsepian	Non-Executive Chairman of the Board and Director	October 24, 2006
Ronald W. Hovsepian

/s/ James J. Burke, Jr.	Director	October 24, 2006
James J. Burke, Jr.

/s/ Wesley E. Cantrell	Director	October 24, 2006
Wesley E. Cantrell

/s/ Robert C. Grayson	Director	October 24, 2006
Robert C. Grayson

/s/ Dale W. Hilpert	Director	October 24, 2006
Dale W. Hilpert

/s/ Linda A. Huett	Director	October 24, 2006
Linda A. Huett

/s/ Michael W. Trapp	Director	October 24, 2006
Michael W. Trapp

LIST OF EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation of AnnTaylor Stores Corporation. Incorporated by reference to Exhibit 3.1 to the Form 10-Q of AnnTaylor Stores Corporation for the Quarter ended April 29, 2006, filed on June 7, 2006.

4.4	By-laws of AnnTaylor Stores Corporation, as amended through August 18, 2005. Incorporated by reference to Exhibit 3.1 to the Form 8-K of AnnTaylor Stores Corporation filed on August 24, 2005.

4.5	Amended and Restated Rights Agreement, dated as of May 1, 2001, between AnnTaylor Stores Corporation and Mellon Investor Services LLC, as Rights Agent. Incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A/A No. 1, filed on May 24, 2001.

4.6	AnnTaylor Stores Corporation 2003 Equity Incentive Plan, as amended as of March 9, 2006, incorporated by reference to Exhibit 10.2 to the Form 8-K of AnnTaylor Stores Corporation, filed on May 2, 2006.

*23.1	Consent of Deloitte & Touche LLP

*24.1	Powers of Attorney (included on signature page).

*	Filed electronically herewith.